                                                                    Exhibit 99.3

                                 October 2, 2003





American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

         The undersigned (the "Shareholder") understands that you ("AFG"), AFC Holding Company ("Holding") and American Financial Corporation ("AFC") are entering into an Amended and Restated Agreement and Plan of Reorganization dated as of October 1, 2003 (the "Merger Agreement"), which provides, among other things, that AFC shall merge with and into AFG and that each issued and outstanding share of Series J Preferred Stock, no par value per share, of AFC ("Series J Preferred") shall be converted into the AFC Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement.

         The undersigned is the beneficial holder (the "Shareholder") of 167,563 shares of Series J Preferred Stock (the "Shares") and is entering into this letter agreement in consideration of AFG agreeing to, and causing Holdings to agree to, amend and restate the Agreement and Plan of Reorganization dated as of July 7, 2003 to provide: (i) for an increase from Twenty Five Dollars ($25.00) to Twenty Six Dollars ($26.00) of one component of the AFC Merger Consideration;
(ii) for the payment in cash, rather than in shares of AFG Common Stock, of the dividend payable on November 1, 2003 with respect to the Series J Preferred Stock. In reliance on the Shareholder's performance of its obligations under this letter agreement, the Board of Directors of AFG has agreed to, and has caused Holdings to agree to, amend and restate the Agreement and Plan of Reorganization dated as of July 7, 2003 as provided in the preceding sentence.

         Capitalized terms used but not defined in this letter agreement have the meanings assigned such terms in the Merger Agreement. The Shareholder confirms its agreement with you as follows:

         1. The Shareholder represents, warrants and agrees that it is the record or beneficial owner of 167,563 shares of Series J Preferred (collectively, the "Shares"), free and clear of all liens, charges, encumbrances, and voting agreements (other than liens, charges and encumbrances arising under applicable laws) that would adversely affect the ability of the Shareholder to comply with the terms of this letter agreement.

         2. The Shareholder agrees that, through and including the date of record for those holders of Series J Preferred entitled to vote on the Merger Agreement at the AFC Meeting, it will not, and will not permit the record holder of the Shares to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or any voting rights with respect to the Shares.

         3. The Shareholder hereby irrevocably and unconditionally agrees to vote or cause to be voted all of the Shares then owned beneficially or of record by it at the AFC Meeting and at any other annual or special meeting of shareholders of AFC (or any adjournment or postponement thereof) where any such proposal is submitted, in favor of the approval and authorization of the Merger Agreement and the other transactions contemplated thereby (collectively, the "Proposed Transaction").

         4. In furtherance of the terms and provisions of this letter agreement, the Shareholder hereby covenants and agrees that, if and as requested by AFG (which request, if made, will be made only after the Proxy Statement/Prospectus and Registration Statement have been declared effective by the Commission), it will, within two (2) days after AFG's request, irrevocably grant to, and to appoint, James C. Kennedy and Karl J. Grafe, or either of them, and any individual designated in writing by either of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Shareholder, to vote or act by written consent with respect to all of the Shares in favor of the Proposed Transaction.

         5. The Shareholder will take any and all actions necessary to cause the record holder(s) of the Shares to take all actions necessary or appropriate to give full force and effect to the forgoing sentence, including instructing ADP in writing to give Messrs. Kennedy and Grafe and their designees the irrevocable proxy described in the foregoing sentence. The Shareholder hereby ratifies and approves each and every action taken by James C. Kennedy and Karl J. Grafe and any other authorized representative or agent pursuant to the foregoing proxy.

         6. The Shareholder has necessary power and authority to enter into this letter agreement. Assuming the due authorization, execution and delivery by AFG, this letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

         7. AFG, Holding, AFC and the Shareholder each agree to execute and deliver or cause to be executed and delivered all further documents and instruments and use their respective reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

         8. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages and will constitute irreparable harm. The parties therefore agree that this letter agreement shall be specifically enforceable and that specific enforcement and injunctive and other equitable relief shall be available to AFG, Holding, AFC and the Shareholder for any breach by the other party or parties of any agreement, covenant or representation hereunder, and each party waives any objection to the imposition of such relief. AFG, Holding, AFC and the Shareholder each agree that this letter agreement has been negotiated with the advice of counsel.

         Please confirm that the foregoing correctly states the understanding between you and the Shareholder by signing and returning to the Shareholder a counterpart of this letter agreement.

                                       Very truly yours,

                                       COMMERCE INSURANCE COMPANY, INC.


                                       By:
                                          --------------------------------------
                                               John W. Hawie
                                       Title:  Vice President & Chief Investment
                                               Officer



Confirmed and agreed to on
the date first above written.

AMERICAN FINANCIAL GROUP, INC.



By:
      ---------------------------------
         James C. Kennedy
Title:   Vice President, Deputy General
         Counsel & Secretary

                                 October 2, 2003





American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

         The undersigned (the "Shareholder") understands that you ("AFG"), AFC Holding Company ("Holding") and American Financial Corporation ("AFC") are entering into an Amended and Restated Agreement and Plan of Reorganization dated as of October 1, 2003 (the "Merger Agreement"), which provides, among other things, that AFC shall merge with and into AFG and that each issued and outstanding share of Series J Preferred Stock, no par value per share, of AFC ("Series J Preferred") shall be converted into the AFC Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement.

         The undersigned is the beneficial holder (the "Shareholder") of 60,000 shares of Series J Preferred Stock (the "Shares") and is entering into this letter agreement in consideration of AFG agreeing to, and causing Holdings to agree to, amend and restate the Agreement and Plan of Reorganization dated as of July 7, 2003 to provide: (i) for an increase from Twenty Five Dollars ($25.00) to Twenty Six Dollars ($26.00) of one component of the AFC Merger Consideration;
(ii) for the payment in cash, rather than in shares of AFG Common Stock, of the dividend payable on November 1, 2003 with respect to the Series J Preferred Stock. In reliance on the Shareholder's performance of its obligations under this letter agreement, the Board of Directors of AFG has agreed to, and has caused Holdings to agree to, amend and restate the Agreement and Plan of Reorganization dated as of July 7, 2003 as provided in the preceding sentence.

         Capitalized terms used but not defined in this letter agreement have the meanings assigned such terms in the Merger Agreement. The Shareholder confirms its agreement with you as follows:

         1. The Shareholder represents, warrants and agrees that it is the record or beneficial owner of 60,000 shares of Series J Preferred (collectively, the "Shares"), free and clear of all liens, charges, encumbrances, and voting agreements (other than liens, charges and encumbrances arising under applicable laws) that would adversely affect the ability of the Shareholder to comply with the terms of this letter agreement.

         2. The Shareholder agrees that, through and including the date of record for those holders of Series J Preferred entitled to vote on the Merger Agreement at the AFC Meeting, it will not, and will not permit the record holder of the Shares to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or any voting rights with respect to the Shares.

         3. The Shareholder hereby irrevocably and unconditionally agrees to vote or cause to be voted all of the Shares then owned beneficially or of record by it at the AFC Meeting and at any other annual or special meeting of shareholders of AFC (or any adjournment or postponement thereof) where any such proposal is submitted, in favor of the approval and authorization of the Merger Agreement and the other transactions contemplated thereby (collectively, the "Proposed Transaction").

         4. In furtherance of the terms and provisions of this letter agreement, the Shareholder hereby covenants and agrees that, if and as requested by AFG (which request, if made, will be made only after the Proxy Statement/Prospectus and Registration Statement have been declared effective by the Commission), it will, within two (2) days after AFG's request, irrevocably grant to, and to appoint, James C. Kennedy and Karl J. Grafe, or either of them, and any individual designated in writing by either of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Shareholder, to vote or act by written consent with respect to all of the Shares in favor of the Proposed Transaction.

         5. The Shareholder will take any and all actions necessary to cause the record holder(s) of the Shares to take all actions necessary or appropriate to give full force and effect to the forgoing sentence, including instructing ADP in writing to give Messrs. Kennedy and Grafe and their designees the irrevocable proxy described in the foregoing sentence. The Shareholder hereby ratifies and approves each and every action taken by James C. Kennedy and Karl J. Grafe and any other authorized representative or agent pursuant to the foregoing proxy.

         6. The Shareholder has necessary power and authority to enter into this letter agreement. Assuming the due authorization, execution and delivery by AFG, this letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

         7. AFG, Holding, AFC and the Shareholder each agree to execute and deliver or cause to be executed and delivered all further documents and instruments and use their respective reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

         8. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages and will constitute irreparable harm. The parties therefore agree that this letter agreement shall be specifically enforceable and that specific enforcement and injunctive and other equitable relief shall be available to AFG, Holding, AFC and the Shareholder for any breach by the other party or parties of any agreement, covenant or representation hereunder, and each party waives any objection to the imposition of such relief. AFG, Holding, AFC and the Shareholder each agree that this letter agreement has been negotiated with the advice of counsel.

         Please confirm that the foregoing correctly states the understanding between you and the Shareholder by signing and returning to the Shareholder a counterpart of this letter agreement.

                                     Very truly yours,

                                     AMERICAN COMMERCE INSURANCE
                                     COMPANY


                                     By:

                                        ----------------------------------------
                                             John W. Hawie
                                     Title:  Vice President & Chief Investment
                                             Officer



Confirmed and agreed to on
the date first above written.

AMERICAN FINANCIAL GROUP, INC.



By:
      ---------------------------------
         James C. Kennedy
Title:   Vice President, Deputy General
         Counsel & Secretary

                                 October 2, 2003





American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

         The undersigned (the "Shareholder") understands that you ("AFG"), AFC Holding Company ("Holding") and American Financial Corporation ("AFC") are entering into an Amended and Restated Agreement and Plan of Reorganization dated as of October 1, 2003 (the "Merger Agreement"), which provides, among other things, that AFC shall merge with and into AFG and that each issued and outstanding share of Series J Preferred Stock, no par value per share, of AFC ("Series J Preferred") shall be converted into the AFC Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement.

         The undersigned is the beneficial holder (the "Shareholder") of 60,000 shares of Series J Preferred Stock (the "Shares") and is entering into this letter agreement in consideration of AFG agreeing to, and causing Holdings to agree to, amend and restate the Agreement and Plan of Reorganization dated as of July 7, 2003 to provide: (i) for an increase from Twenty Five Dollars ($25.00) to Twenty Six Dollars ($26.00) of one component of the AFC Merger Consideration;
(ii) for the payment in cash, rather than in shares of AFG Common Stock, of the dividend payable on November 1, 2003 with respect to the Series J Preferred Stock. In reliance on the Shareholder's performance of its obligations under this letter agreement, the Board of Directors of AFG has agreed to, and has caused Holdings to agree to, amend and restate the Agreement and Plan of Reorganization dated as of July 7, 2003 as provided in the preceding sentence.

         Capitalized terms used but not defined in this letter agreement have the meanings assigned such terms in the Merger Agreement. The Shareholder confirms its agreement with you as follows:

         1. The Shareholder represents, warrants and agrees that it is the record or beneficial owner of 60,000 shares of Series J Preferred (collectively, the "Shares"), free and clear of all liens, charges, encumbrances, and voting agreements (other than liens, charges and encumbrances arising under applicable laws) that would adversely affect the ability of the Shareholder to comply with the terms of this letter agreement.

         2. The Shareholder agrees that, through and including the date of record for those holders of Series J Preferred entitled to vote on the Merger Agreement at the AFC Meeting, it will not, and will not permit the record holder of the Shares to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or any voting rights with respect to the Shares.

         3. The Shareholder hereby irrevocably and unconditionally agrees to vote or cause to be voted all of the Shares then owned beneficially or of record by it at the AFC Meeting and at any other annual or special meeting of shareholders of AFC (or any adjournment or postponement thereof) where any such proposal is submitted, in favor of the approval and authorization of the Merger Agreement and the other transactions contemplated thereby (collectively, the "Proposed Transaction").

         4. In furtherance of the terms and provisions of this letter agreement, the Shareholder hereby covenants and agrees that, if and as requested by AFG (which request, if made, will be made only after the Proxy Statement/Prospectus and Registration Statement have been declared effective by the Commission), it will, within two (2) days after AFG's request, irrevocably grant to, and to appoint, James C. Kennedy and Karl J. Grafe, or either of them, and any individual designated in writing by either of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Shareholder, to vote or act by written consent with respect to all of the Shares in favor of the Proposed Transaction.

         5. The Shareholder will take any and all actions necessary to cause the record holder(s) of the Shares to take all actions necessary or appropriate to give full force and effect to the forgoing sentence, including instructing ADP in writing to give Messrs. Kennedy and Grafe and their designees the irrevocable proxy described in the foregoing sentence. The Shareholder hereby ratifies and approves each and every action taken by James C. Kennedy and Karl J. Grafe and any other authorized representative or agent pursuant to the foregoing proxy.

         6. The Shareholder has necessary power and authority to enter into this letter agreement. Assuming the due authorization, execution and delivery by AFG, this letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

         7. AFG, Holding, AFC and the Shareholder each agree to execute and deliver or cause to be executed and delivered all further documents and instruments and use their respective reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

         8. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages and will constitute irreparable harm. The parties therefore agree that this letter agreement shall be specifically enforceable and that specific enforcement and injunctive and other equitable relief shall be available to AFG, Holding, AFC and the Shareholder for any breach by the other party or parties of any agreement, covenant or representation hereunder, and each party waives any objection to the imposition of such relief. AFG, Holding, AFC and the Shareholder each agree that this letter agreement has been negotiated with the advice of counsel.

         Please confirm that the foregoing correctly states the understanding between you and the Shareholder by signing and returning to the Shareholder a counterpart of this letter agreement.

                                            Very truly yours,

                                            COMMERCE WEST INSURANCE COMPANY


                                            By:
                                               ---------------------------------
                                                    John W. Hawie
                                            Title:  Vice President & Chief
                                                    Investment Officer



Confirmed and agreed to on
the date first above written.

AMERICAN FINANCIAL GROUP, INC.



By:
      -----------------------------------------
         James C. Kennedy
Title:   Vice President, Deputy General
         Counsel & Secretary